Southern First Bancshares, Inc.

Annual Shareholders Meeting
May 15th, 2012

Southern FIRST

Greenville FIRST

Forward Looking Statements:

During the course of this presentation, management may make projections and forward-looking statements regarding events or the future financial performance of Southern First Bancshares, Inc. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors (including a downturn in the economy, greater than expected non-interest expenses, increased competition, fluctuations in interest rates, regulatory actions, excessive loan losses and other factors) that may cause Southern First's actual results to differ materially from the anticipated results expressed or implied in these forward-looking statements. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to review the risk factors that may affect Southern First's operating results in documents filed by Southern First Bancshares, Inc. with the Securities and Exchange Commission, including the annual report on Form 10-K and other required filings. Southern First assumes no duty to update the forward-looking statements made in this presentation.

Southern First Bancshares – Corporate Profile



Charlotte
NC
Greenville
SC
Atlanta
Columbia
GA
85
85
26
85

- **Greenville First Bank opened in 2000**
- **$770 million in total assets (1)**
  - **9th largest bank headquartered in SC**
  - **$608 million in total net loans**
  - **$567 million in total deposits**
- **Greenville SC market – 4 offices**
  - **#6 market share out of 34 banks (2)**
- **Columbia SC market – 2 offices**
  - **$141 million in total deposits (1)**
- **SFST – 116 total employees**

(1) March 31, 2012
(2) June 2011 FDIC

Southern First (SFST): Investment Value

** The market is beginning to reward our performance **

SFST – 32.3% **KBW Bank – 24.0%** **S&P 500 – 11.6%**



Price Change (%)
40
30
20
10
0
-10
A
Wed 11 Jan
Wed 25 Jan
Wed 08 Feb
Wed 22 Feb
Wed 07 Mar
Wed 21 Mar
Wed 04 Apr
Wed 18 Apr

2011 Accomplishments:

- Earnings increased 135% to $2.1 million
- Net interest margin improved 33 basis points to 3.36%
- Core deposit balances increased 16%
- Loans increased by over $26 million
- Nonperforming assets improved to 1.82%
- Stock price increased 5.5%

Southern FIRST

2011 Accomplishments: Earnings Momentum

- Solid revenue growth
- Significant margin expansion
- Reducing credit costs remains the key to solid profitability
- Overhead expenses remain well below peer levels

($ thousands)	2011	2010	% increase
Net interest income	$23,288	$20,212	15.2%
Provision expense	5,270	$5,610	-6.1%
Overhead expenses	$17,867	$16,564	7.9%
Earnings before TARP expenses	$2,088	$890	134.6%

2011 Accomplishments: Client / Deposit Growth

- $67 million in total retail deposit growth
- 19% increase in core transaction accounts
- $47 million in new client transaction accounts



Retail Deposits ($ mil)
$525
$500
$475
$450
$425
Dec '10
Mar '11
Jun '11
Sep '11
Dec '11

Increased 15% in 2011



Transaction Accounts ($ mil)
$350
$325
$300
$275
$250
Dec '10
Mar '11
Jun '11
Sep '11
Dec '11

Increased 19% in 2011

Comparable Performance – FDIC bank data

2011 year-end data	Southern First	All SC Banks
EARNINGS		
Return on avg. assets	.33%	.06%
Return on avg. equity	3.46%	.56%
ASSET QUALITY		
Net charge offs / loans	.81%	1.79%
Non performing assets / assets	1.82%	5.20%
ALLL coverage of non-performing loans	86.96%	41.69%
EFFICIENCY		
Assets per employee	$6.90 mil	$4.18 mil

2012 Focused Game Plan:

- Earnings Plan
  - Grow revenue
    - Margin expansion should continue
    - Growth in noninterest income
  - Lower credit costs
    - Continue improvement in nonperforming assets
  - Maintain overhead efficiencies
  - Generate earnings momentum

Earnings Plan – Grow Revenue ($ thousands)

• Q1 2012 revenue up 17% over Q1 2011



$2,600
$2,400
$2,200
$2,000
$1,800
$1,600
$1,400
$1,200
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
2009
2010
2011
2012
Other Income
Net Interest Income

2012 Focused Game Plan:

- Capital Plan:
  - Manage balance sheet growth
  - Preserve sound capital ratios
  - Generate internal capital through earnings
  - Develop TARP repayment plan
    - – Timing and dilution are critical considerations
    - – Monitor TARP auctions by US Treasury
    - – Begin partial repayment through retained earnings

2012 Focused Game Plan:

- <u>Growth Plan:</u>
  - Existing capital levels and earnings enable growth
  - Continue growing core deposit market share
    - Intense focus on the client experience

ClientFIRST

  - Expand Columbia footprint with Forest Drive office
  - Strong loan pipeline and market reputation
  - Banker acquisition / market disruption

Greenville County Market Share – June 2011



23 Others, 15%
SCBT 2%
GREER STATE BANK 3%
FIRST CITIZENS 3%
PALMETTO BANK 3%
SUNTRUST 4%
SOUTHERN FIRST 4%
BANK OF T.R. 4%
TD BANK 7%
BB&T 11%
BANK OF AMERICA 12%
WELLS FARGO 31%

2012 Focused Game Plan:

- Communication Plan:
  - Capital markets becoming more receptive to banking industry
  - Proactive communication of the Southern First story
    - 10% stock dividend favorably received by investors
    - Performance versus peer banks
    - Earnings momentum
    - Attractive valuation

2012 Focused Game Plan: 1st Quarter Results

Q1 Results:	2012	2011
Earnings : (before TARP expenses)	$688 thousand	$537 thousand
Net interest margin:	3.45%	3.18%
Nonperforming assets / assets:	1.79%	1.95%
Net charge-offs / loans:	.62%	.51%
Core deposits:	$430 million	$380 million
Gross Loans:	$608 million	$580 million
Tangible common equity %:	6.02%	5.71%
Book value per share:	$12.06	$11.37

Strategic Vision – The Road Ahead

Our Vision – One Chance / One Step:

ClientFIRST

- Create a distinguishing value for the client
- Develop an earnings engine that creates value for our owners
- Maintain an intense focus on asset quality and risk management
- Build a talented team recognized for market experience, depth of risk management, and ability to generate unique performance
- Expand our proven ability to grow organically
- Capitalize on current market disruption
- Maintain efficiencies of our unique model to drive performance

SFST: Investment Value


Earnings Momentum
Unique Model
Asset Quality
Core Deposits
Leadership Depth
Attractive Valuation
Southern FIRST